UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2020

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2020, the Board of Directors (the “Board”) of RespireRx Pharmaceuticals Inc. (“RespireRx” or the “Company”) appointed Timothy Jones to serve as a director on the Board, effective immediately, to fill the vacancy created by the resignation of James Sapirstein from the Board, as disclosed on the Current Report on Form 8-K filed by the Company on December 30, 2019.

Mr. Jones’ experience includes 15 years of API (active pharmaceutical ingredient) sales, business development, and sourcing in the niche, controlled substances space. He is recognized in the industry for his expertise in the strategic development and growth of active pharmaceutical ingredient categories, through partnerships with a broad cross section of brand and generic companies worldwide. His extensive knowledge base and expertise across multiple pharmaceutical disciplines have contributed to his successful track record of financial growth. He previously held leadership roles with QuVa Pharma, Par Sterile Products, and Johnson Matthey. “Few people have the overall experience in the cannabinoid business that Tim does. During the last three years at Noramco, Inc. (“Normaco”) and now the Noramco-created Purisys LLC (“Purisys”), Mr. Jones’ strategic commercial and business development acumen was instrumental in driving their expansion into one of the world’s largest synthetic cannabinoid manufacturers,” said Dr. Arnold Lippa, Executive Chairman, Interim CEO, Interim President and Chief Scientific Officer of RespireRx.

Mr. Jones will receive compensation for his service on the Board as a non-employee member of the Board in the same manner as other non-employee members of the Board. In connection with his appointment to the Board, Mr. Jones will be bound by the Company’s standard form of indemnification agreement. The Board did not appoint Mr. Jones to any Board committee.

Mr Jones is the Vice President Global Pharmaceutical and Medical OTC at Purisys, an affiliate of Noramco formed in September 2019. Mr. Jones received approval to join the Board of Directors of the Company from, Purisys, subject to (i) Mr. Jones’ recusal from Company discussions about Noramco or Purisys, and (ii) Mr. Jones’ relinquishment of responsibility of the Company’s account representation to the Chief Executive Officer and President of Purisys. In September 2018, the Company entered into a Development and Supply Agreement with Noramco (“Agreement”), as previously disclosed in its Quarterly Report on Form 10-Q filed November 16, 2018, which Agreement was assigned to Purisys effective December 30, 2019. As of the date of this Current Report on Form 8-K, nothing has been provided to the Company under the Agreement, but materials and services may be supplied to the Company in the future by Purisys under the terms and conditions provided in the Agreement.

Except as noted above, here is no arrangement or understanding between Mr. Jones and any other persons pursuant to which he was appointed to serve on the Board. The Company is not aware of any transaction or relationship involving Mr. Jones requiring disclosure under Item 404(a) of Regulation S-K. The press release announcing the appointment of Mr. Jones is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits that are filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release dated February 3, 2020.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2020	RESPIRERX PHARMACEUTICALS INC. (Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis
SVP, CFO, Secretary and Treasurer